SUB-ITEM 77I

MFS High Income Fund, a series of MFS Series Trust III, re-designated Class R Shares as Class R1 shares and established a new class of shares, Class R2 Shares, as described in the prospectus supplement contained in the Post-Effective Amendment No. 35, to the Registration Statement (File Nos. 2-60491 and 811-2794), as filed with the Securities and Exchange Commission via EDGAR on October 30, 2003, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference